Date Filed: ___________                                  SEC File No. __________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933

                             CYBERGUIDE ONLINE, INC.
               (Exact Name of Issuer as Specified in Its Charter)

         Texas                                                                  76-0594616
State of Incorporation                  Primary Standard Industrial             I.R.S. Employer
                                        Classification Code Number              Identification Number

      4300 Horizon N. Parkway, Suite 915, Dallas, TX. 75287 (409) 760-2600
               (Address and Telephone Number of Issuer's Principal
                         Offices and Place of Business)

                                 James B. Tucker
              4300 Horizon N. Parkway, Suite 915, Dallas, TX. 75287
                                 (409) 760-2600
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the box.                                                        [ ]

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                             Proposed                Proposed
Title of class of                            Maximum                 maximum
securities to be       Amount to be          offering price per      aggregate offering       Amount of
registered             registered            unit                    price                    Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock           10,200,000            $0.50                      $510,000
--------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

                                   PROSPECTUS

                             CYBERGUIDE ONLINE, INC

                  Maximum of 10,200,000 shares of common stock
                             Price per share: $0.05.
                    Total proceeds if maximum sold: $510,000.

This is the Company's initial public offering so there is no public market for the Company's shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

AN INVESTMENT IN OUR COMPANY IS RISKY, ESPECIALLY GIVEN THE YOUNG AGE OF OUR COMPANY. ONLY PEOPLE WHO CAN AFFORD TO LOSE THE MONEY THEY INVEST IN OUR COMPANY SHOULD INVEST IN OUR SHARES. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OF COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------------------------
                                                    Underwriting Discount       Proceeds to Issuer
                           Price to Public             and Commissions           or other Persons
--------------------------------------------------------------------------------------------------
Per Share                     $   0.05                      None                     $   0.05
--------------------------------------------------------------------------------------------------
Total Maximum                 $510,000                      None                     $510,000
--------------------------------------------------------------------------------------------------

We will probably sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sale so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than June 30, 2000.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


                                  MARCH 3, 1999


SUMMARY OF THE OFFERING.............................................................       1

RISK FACTORS........................................................................       4

USE OF PROCEEDS.....................................................................       9

DETERMINATION OF OFFERING PRICE.....................................................      10

DILUTION ...........................................................................      11

PLAN OF DISTRIBUTION................................................................      12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS........................      12

SECURITIES OWNERSHIP OF CERTAIN

         BENEFICIAL OWNERS AND MANAGEMENT...........................................      15

DESCRIPTION OF SECURITIES...........................................................      15

DISCLOSURE OF COMMISSION POSITION

         ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................      17

DESCRIPTION OF BUSINESS.............................................................      18

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION............................      20

DESCRIPTION OF PROPERTY.............................................................      24

MARKET FOR COMMON EQUITY

         AND RELATED SHAREHOLDER MATTERS............................................      24

EXECUTIVE COMPENSATION..............................................................      26

FINANCIAL STATEMENTS................................................................      26

                             SUMMARY OF THE OFFERING

THE COMPANY:                            The Company is a recently incorporated
                                        Texas corporation. The Company is in the business of developing and producing
                                        Internet advertisements for the Dallas
                                        Metroplex. The Company maintains its
                                        executive offices at 4300 Horizon N.
                                        Parkway, Suite 915, Dallas,  TX. 75287
                                        (409) 760-2600

SECURITIES OFFERED:                     Up to a maximum of 10,200,000 shares of
                                        common stock, no par value per share.
                                        The shares are offered at $0.05 per
                                        Share for total gross offering proceeds
                                        of $510,000.

SHARES OF COMMON                        0 Shares
STOCK OUTSTANDING
BEFORE OFFERING:

SHARES OF COMMON                        10,200,000 Shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

SHARES OF PREFERRED                     1,050 Shares
STOCK OUTSTANDING
PRIOR TO THE OFFERING,
CONVERTIBLE INTO
COMMON STOCK ON A 1:10,000 BASIS

TERMS OF THE OFFERING:                  There is no minimum offering.
                                        Accordingly, as shares are sold, the
                                        Company will use the money raised for
                                        its activities. The Offering will remain open until June 30, 2000, unless all of the shares are sold earlier or the Company decides, in its sole discretion to cease selling efforts.

USE OF PROCEEDS:                        The Company intends to use the proceeds
                                        of this Offering primarily for
                                        developing a web page and related
                                        activities, for repayment of corporate
                                        debt and for working capital and general corporate purposes.

RISK FACTORS:                           The purchase of Shares in this Offering
                                        is highly speculative and involves a
                                        high degree of risk for investors. Risk
                                        factors associated with this Offering
                                        include, but are not limited to:

                           o the Company is a development stage business with an extremely limited operating history.

                           o the dependence for success of the Company upon the receipt of all or substantially all of the maximum proceeds of the Offering.

                           o the need for substantial additional capital beyond the proceeds sought in this Offering.

                           o the fact that there can be no assurance that the services offered by the Company will be popular with the public in general.

                           o the offering is a best efforts offering with no required minimum proceeds amount and no escrow provision.

                           o the reliance on existing management for success of the Company.

                           o competition in the industry and general economic conditions.

                           o potential conflicts of interest between management and the Company and the fact that the Company, at present, has no independent directors.

                           o the fact that existing management has effective control of the Company.

                           o the fact that additional shares could be issued, thereby diluting the ownership interests of potential shareholders.

                           o the fact that management can resale under Rule 144 of restricted stock issued to the Company's management.

                           o the arbitrary determination of the Offering price for the shares.

                           o the lack of dividends paid with respect to the Company's stock.

                           o the lack of an existing market in the common stock of the Company.

                           o the applicability of the "penny stock" rules to the Common Stock of the Company.

                           O        AN INVESTOR MAY LOSE HIS ENTIRE INVESTMENT.

PLAN OF DISTRIBUTION:                   This is a best efforts underwriting,
                                        with no commitment by anyone to purchase any shares. The shares will be offered and sold by the Company's principal executive officers and directors, although the Company may use the services of one or more NASD registered broker-dealers as selling agent(s) to make offers and sales on behalf of the Company.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, INCLUDING A RISK OF LOSS OF AN INVESTOR'S ENTIRE INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY SHARES.

         DEVELOPMENT STAGE COMPANY. The Company was incorporated in November, 1998, and is, therefore, a development stage company with a limited operating history. The Company needs to receive substantially all of the Maximum Proceeds of this Offering to proceed with its business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement its business plan. The Company currently has no agreements, understandings or arrangements with any person(s) to provide the Company with additional financing which will be necessary to fully effectuate the Company's business plan and no assurances are given that such funds will be available, or if available, on terms that will be satisfactory to the Company. In such event, the Company and its planned operations could be materially adversely affected. No assurances can be given that the Company's business will ultimately be successful or that the Company will ever be or remain profitable. Accordingly, the Company's ability to continue as a going concern is dependent upon it receiving the maximum proceeds of this Offering and/or securing conventional financing.

         LACK OF DIVERSIFICATION. If the Company is successful in selling the maximum number of shares offered, the Company will only have enough money to develop its web page and provide other web services to the public to a limited extent. As a result, the Company will have no real diversification of operations, at least initially. This will mean that the Company's fortunes will depend significantly upon the success of its web page; if the public does not like the Company's web page or the related services, the Company will not succeed.

         "BEST EFFORTS" OFFERING This Offering is being conducted on a "best efforts" basis, meaning there is no guarantee as to how much money the Company will be able to raise through the sale of its stock. If the Company fails to sell all the stock it is trying to sell, its ability to expand and complete its business plan will be materially adversely effected, and investors may lose all or substantially all of their investment.

         DEPENDENCE ON MARKETING AND PROMOTION . The Company plans to market and promote its web services through its own sales and marketing personnel as well as through advertising in recognized trade publications and on its web site. Depending upon the level and timing of funding received in this Offering, such marketing and promotional efforts will commence by the end of Second or Third Quarter, 1999. No assurances are given that such marketing and promotional efforts will prove or continue to be successful.

         DEPENDENCE ON MANAGEMENT. The Company's future success is materially dependent on the continued services of Mr. Brad Tucker, its President, who intends to devote full time to the business of the Company. The Company's success is also dependent on its ability to attract, motivate and retain highly-qualified employees. The loss of the services of Mr. Tucker could have a material adverse effect upon the Company's business and operations until a suitable replacement may be located.

         COMPETITION. Any business that is related to the Internet is highly competitive because of numerous factors, including the ease of access to the Internet and the perception, albeit incorrect, among the public that involvement in the Internet can generate huge profits. The result is that any person with a computer and a modem can conduct business over the Internet. Coupled with this is the reality that several of the world's most valuable companies are actively involved in all aspects of the Internet. The Company's resources, even assuming the successful completion of this offering, are meager when compared to these industry giants. The Company will compete for virtually every aspect of its business with these companies, from the pursuit of advertising dollars to the ability of the Company to hire people to work for it.

         POTENTIAL CONFLICTS OF INTEREST BETWEEN MANAGEMENT AND THE COMPANY. The Company's President intends to devote full time as may be required to the business and affairs of the Company. Management is not currently aware of any known or potential conflicts between management and the interests of the Company. Should any conflicts develop, management of the Company has not established any policies for handling any conflicts which may arise between the interests of the Company and the interests of any member of management and/or an affiliated entity. Purchasers of Shares in this Offering will be relying solely on management's and the Company's Board of Directors' judgment concerning the resolution of any conflicts or potential conflicts. The Company has no independent directors at this time.

         VOTING CONTROL BY MANAGEMENT. After completion of this Offering, assuming all of the Shares offered hereby are sold, management of the Company, inclusive of its Board of Directors, through its ownership of preferred stock, will have the right to acquire 10,500,000 shares of the Company's outstanding Common Stock. In addition, each share of Preferred Stock is entitled to 10,000 votes on all matters submitted to shareholders. Thus, management will control approximately 51% of the voting securities of the Company if all Shares offered hereby are sold, without giving effect to any additional issuances of Common Stock or other securities of the Company to management and/or others, in management's sole discretion. As a result, management of the Company will effectively control the affairs of the Company, including the election of all of its Board of Directors, the issuance of additional shares of Common Stock or Preferred Stock, the distribution and timing of dividends, if any, and all other matters.

         DILUTION. The Company is authorized to issue a substantial number of shares of common stock in addition to the shares offered hereby, as well as potentially shares of preferred stock in such series and with such rights and preferences as may be determined by the Company's Board of Directors in its sole discretion. The Company will require significant additional financing to fully implement its business plan, which funding could entail the issuance of a substantial number of additional Company securities which could in turn cause material dilution to investors in this Offering.

         This Offering itself involves immediate and substantial dilution to investors. Any securities issuances in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of the Company's Common Stock purchased in this Offering.

         SHARES AVAILABLE FOR RESALE UNDER RULE 144. All of the Company's presently outstanding shares of stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the company is current in its reporting obligations under the Exchange Act or, if not required to file such reports and not filing such reports on a voluntary basis, makes publicly available certain information set forth under Rule 15c2-11 under the Exchange Act, subject to certain manner of resale provisions. The Company's principal executive officers own preferred stock having rights to convert into common stock up to an aggregate of 10,500,000 restricted shares for which the one year holding period expires in November, 1999. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of the Company's Common Stock in any market that might develop.

         ARBITRARY DETERMINATION OF OFFERING PRICE. The offering price and other terms and conditions relative to the shares offered hereby have been arbitrarily determined by the Company and do not necessarily bear any direct relationship to assets, earnings, book value or any other objective criteria of value.

         NO DIVIDENDS ON COMMON STOCK. The Company intends for the foreseeable future to retain earnings, if any, for the future operation and expansion of its business and does not anticipate paying dividends on its shares of common stock for the foreseeable future.

         NO FIRM COMMITMENT. There is no underwriter and no firm commitment by anyone to purchase all or any part of the shares offered. The receipt of nominal proceeds will have a material adverse effect upon the Company and investors.

         ILLIQUIDITY OF INVESTMENT IN SECURITIES. There is currently no market for any of the Company's shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While the Company plans, following the termination of this Offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for the Company's securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. Generally, in order for a broker/dealer to make a market in a company's securities, such company must either timely file reports on a required or voluntary basis with the Commission under the Exchange Act (i.e., Forms 10-KSB, Forms 10-QSB) or otherwise, if not required to file such reports or not filing such reports on a voluntary basis, make publicly available certain information set forth under Rule 15c2-11 under the Exchange Act. The Company is not currently and after the Termination Date of this Offering, regardless of the amount of proceeds which may be received hereby, will not be required to file Exchange Act reports with the Commission but does intend to voluntarily do so. While the Company does intend to become a reporting company under the Exchange Act to facilitate potential market making in the Company's securities, no assurances are given that it will do so. As such, investors may not be able to readily dispose of any securities purchased hereby.

         PENNY STOCK REGULATION. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to making a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Since the Company's securities immediately following this Offering will likely be subject to the penny stock rules, investors in this Offering will in all likelihood find it more difficult to sell their securities.

         YEAR 2000 PROBLEMS. Most people know that the advent of the new millennium on January 1, 2000, may cause computers that are not Y2K compliant to malfunction, potentially causing massive disruptions. Although the Company's current computer is and any computers to be acquired will be designed to be Y2K compliant, the Company's success also depends greatly upon the public having unfettered access to the Internet. As a result, any problems caused generally to the Internet by Y2K compliance issues will likely harm the Company's business as could problems individuals have with their own computers that are not Y2K compliant, thus limiting their ability to access the Company's web page.

                                     USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $460,000, giving effect to the estimated expenses of the Offering of approximately $49,000 and exclusive of Selling Commissions, if any.

         The following table sets forth the anticipated use of the net proceeds of this Offering in the event that all 10,200,000 Shares offered hereby are sold. The Company may not be able to sell all of the Shares and thus generate $510,000. The receipt by the Company of no or nominal proceeds will have a material adverse effect upon the Company and investors.



USE OF PROCEEDS
-------------------------------------------------------------------------------
Placement of                                                          10,200,000
     shares at $0.05 per share resulting in
     FUNDING of:                                                     $   510,000


CyberGuide Online:
     Advertising                                                     $   112,500
     Internet Service                                                $   112,500
     Website Provider                                                $   112,500
     Working Capital                                                 $   112,500
     Repayment of Loans                                              $    11,000

     Accounting                                                      $    10,000
     Legal                                                           $    35,000
     Additional offering expenses                                    $     4,000
                                                                     -----------
TOTAL PROCEEDS                                                       $   510,000
                                                                     ===========

         Because the Company presently anticipates selling the Shares strictly through the efforts of its officers and directors, the above numbers do not include any deductions for Selling Commissions. If broker/dealers are used in the sale of the Shares, up to 10% of any gross proceeds raised in this Offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to the Company will be decreased and the use of proceeds may be proportionately reallocated in Management's sole discretion.

         In the event the Company's receives the Maximum Proceeds of $510,000, management believes that the net proceeds therefrom, together with anticipated funds from operations, will provide the Company with sufficient funds to meet the Company's cash requirements for approximately twelve (12) months following the Termination Date. If the Company's receives net proceeds in amounts less than the Maximum Proceeds, this twelve month time frame will be diminished and the Company's business operations will be curtailed to an extent not presently determinable by Management. The receipt of no or nominal proceeds will have a material adverse effect upon the Company and investors. No assurances are given that the Company will sell any of the Shares offered hereby, or raise any proceeds or consummate any other financing.

         None of the Offering proceeds that the Company may receive will be used to make loans to officers, directors and/or affiliates.

         In January, 1999, the Company borrowed $11,000 from various individuals to pay expenses of the Company while this offering is completed. The agreements by which the Company borrowed these funds and may borrow in the future provide that the persons who loaned the money have the right to convert the amounts due to them into preferred stock of the Company on the basis of 2 shares of preferred stock for each $1,000 loaned. The preferred stock of the Company is convertible into common stock of the Company on the basis of 10,000 shares of common stock for each share of preferred stock. If the lenders decide to convert their debt into preferred stock and then decide to convert their preferred stock into common stock, the Company may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements on the basis of one share of common stock for each $0.05 of debt so converted. In the alternative, the Company may take part of the proceeds of the offering to pay these debts.

         The estimated allocation of net proceeds of this Offering set forth above is based upon the Company's present plans and its assumptions and estimates regarding its intended operations, anticipated expenditures and revenues. The actual allocation of net proceeds of this Offering may be shifted at the discretion of the Company's Board of Directors, if the Company's assumptions and estimates concerning anticipated expenditures and revenues prove to be inaccurate. The allocation may also be changed if problems, expenses and delays frequently encountered in growing a new business within the internet industry, implementing new business strategies, as well as changes in the economic climate and/or the Company's planned business operations are experienced by the Company.

                            DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by the Company and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the Shares or the fairness of the price used for the Shares.

                                        DILUTION

         At December 31, 1998, the Company had a net tangible book value of $1,462. The following table sets forth the dilution to persons purchasing Shares in this Offering without taking into account any changes in the net tangible book value of the Company, except the sale of 10,200,000 Shares at the offering price and receipt of $510,000, less offering expenses estimated at $49,000. The net tangible book value per share is determined by subtracting total liabilities from the tangible assets of the Company divided by the total number of shares of Common Stock outstanding. The numbers set forth in this table also assume the conversion of all of the currently outstanding shares of preferred stock into common stock of the Company.


                                        November 23, 1998                       10,200,000 shares sold
------------------------------------------------------------------------------------------------------
Public offering price per               n/a                                     $0.05
share
------------------------------------------------------------------------------------------------------
Net tangible book value per             less than $0.01                         n/a
share of
common stock before the
Offering(1)
------------------------------------------------------------------------------------------------------
Pro forma net tangible book             n/a                                     $0.02
value per share
of common stock after the
offering, assuming all
preferred stock is converted
into common stock
------------------------------------------------------------------------------------------------------
Increase to net tangible book           n/a                                     approximately $0.02
value per
share attributable to
purchase of
common stock by new
investors
------------------------------------------------------------------------------------------------------
Dilution to new investors               n\a                                     approximately $0.03
------------------------------------------------------------------------------------------------------

(1) The Company's net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of the Company and is significantly less than zero prior to this offering.


                                  PLAN OF DISTRIBUTION

         GENERAL. The Company is offering up to a maximum of 10,200,00 Shares at a price of $0.05 per Share to be sold by its executive officers and directors. If the Shares are sold through its executive officers and directors, no compensation will be paid with respect to such sales. However, the Company may retain a NASD registered broker-dealer to act as the Selling Agent in connection with all or part of this Offering and will pay a cash commission of up to an aggregate of 10% of the proceeds of this Offering (the "Selling Commission"). Since the Offering is conducted on a "best efforts" basis, there is no assurance that any of the Shares offered hereby will be sold.

         The Offering will remain open until June 30, 2000, unless the maximum proceeds are earlier received or the Company determines, in its sole discretion, to cease selling efforts. The officers, directors and stockholders of the Company and their affiliates may purchase Shares in this Offering.

NO ESCROW OF PROCEEDS. There is no escrow of any of the proceeds of this Offering. Accordingly, the Company will have use of such funds once it accepts a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are as follows:


------------------------------------------------------------------------------------------------------
           Name               Age              Position                               Term of Office
------------------------------------------------------------------------------------------------------
Jim W. Tucker               56       Director, Chairman            Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------
Bob Ringle                  55       Director                      Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------
James B. Tucker             28       Director, President           Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------
Paul C. Velte, IV           37       Secretary                     Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------
Kenneth Wages               27       Vice President                Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------
Jim Lawrenz                 34       Treasurer                     Until next annual meeting of
                                                                   stockholders
------------------------------------------------------------------------------------------------------

         There are no other persons nominated or chosen to become directors or executive officers nor does the issuer have any employees other than above. There is no arrangement or understanding between any of the directors or officers of the Company pursuant to which he was elected to his office.

         JAMES B. ("BRAD") TUCKER - DIRECTOR AND PRESIDENT: Mr. Tucker has served as director and President of the Company since its inception in November, 1998. For the period from 1996 to the formation of the Company, Mr. Tucker was developing the concept for the Company. For the period from 1993 until 1996, Mr. Tucker was a salesman with Silverleaf Resorts in Dallas, Texas, where Mr. Tucker's primary duties consisted of selling time shares in various properties throughout the country. James B. ("Brad") Tucker is the son of James W. Tucker.

         JAMES W. TUCKER - DIRECTOR AND CHAIRMAN OF THE BOARD OF DIRECTORS: In addition to his role as the Chairman of the Board of Directors of the Company, Mr. Tucker has served as the Chairman of the Board of Directors and Vice President of Crossroads Environmental Corp., located in Conroe, Texas for the previous 6 years. Crossroads Environmental Corp. is engaged in the business of disposing of non-hazardous waste water in the Conroe area. James W. Tucker is the father of James B. ("Brad") Tucker.

         ROBERT E. RINGLE - DIRECTOR: In addition to his role as a director of the Company, Mr. Ringle has served as Vice President, Director of Sales and Treasurer of American Communications Enterprises, Inc., since the inception of American Communications Enterprises, Inc., in October, 1998. Mr. Ringle has more than 20 years experience in owning and operating advertising agencies and marketing companies.

         For the period from 1997 to the inception of American Communications Enterprises, Inc., Mr. Ringle served as the Chief Marketing Officer and Director of Sales for Equicom Inc., a regional radio broadcasting network.

         For the period from 1995 to 1997, Mr. Ringle served as the Chief Executive Officer of Quadra Group, Inc., a small consulting company specializing in marketing and management.

         For the period from 1993 to 1995, Mr. Ringle served as the Marketing Director and Sales Manager for Pell Automotive Group, a car dealership in Tucson, Arizona.

         PAUL C. VELTE, IV - SECRETARY. Mr. Velte has served as the Company's secretary since its inception and is an attorney who has been engaged in the private practice of law in the Austin, Texas area for the past 5 years.

         KENNETH WAGES - VICE PRESIDENT. Mr. Wages has served as a Vice President of the Company since its inception and has worked as a computer consultant for the past 5 years, specializing in the design, construction and maintenance of web pages on the Internet.

         JIM LAWRENZE - TREASURER. Mr. Lawrenze has served as the Treasurer of the Company since its inception, is a certified public accountant and has been engaged in a private accounting practice for the last 5 years.

         DIRECTORS. All of the Directors serve for one year periods. The Company presently expects to conduct its first annual meeting of shareholder and directors in November, 1999 at which time directors will again be elected. All directors serve for a period of one year unless removed in accordance with the bylaws of the Company.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of the Company's securities, including those shares subject to outstanding options:


-------------------------------------------------------------------------------------------------------------------------
                                                                           Amount                       % of Class,
                                                       Amount           Owned after         % of           After
                                                        Owned           the Offering       Class,         offering
    Title of              Name and Address of        before the             and            Before           and
     Class                       Owner                Offering           conversion       offering       conversion
-------------------------------------------------------------------------------------------------------------------------
Preferred        James B. Tucker                       525                 5,250,000          50%           25.36%
Stock            4300 Horizon N. Parkway               Preferred           Common
                 Suite 915                             Shares              Shares
                 Dallas, Texas 75287
-------------------------------------------------------------------------------------------------------------------------
Preferred        Jim Lawrenz                           157.5               1,570,000          15%           7.58%
Stock            826 Wildwood Dr.                      Preferred           Common
                 Grapevine, Texas 75061                Shares              Shares
Preferred        Paul C. Velte, IV                     157.5               1,570,000          15%           7.58%
Stock            1122 Colorado                         Preferred           Common
                 Suite 2320                            Shares              Shares
                 Austin, Texas 78701
-------------------------------------------------------------------------------------------------------------------------
Preferred        Kenneth Wages                         210                 2,100,000          20%           10.14%
Stock            5502 Montclair                        Preferred           Common
                 Colleyville, TX 76034                 Shares              Shares
-------------------------------------------------------------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

         CURRENT CAPITAL STRUCTURE. As of the date of this Prospectus, the Company has 100,000,000 shares of common stock, par value $0.001, authorized, with no shares outstanding, and 10,000,000 shares of preferred stock, par value $0.01, authorized, with 1,050 shares outstanding as of the date of this prospectus. If the maximum number of shares offered in this Prospectus are purchased, and assuming the conversion of all the outstanding preferred shares, there will be a total of 20,700,000 shares of common stock issued and outstanding.

         COMMON STOCK. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 per cent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding shares of common stock are, and the Shares of common stock offered hereby when issued for the consideration set forth in this Prospectus, will be fully paid and non-assessable.

         PREFERRED STOCK. The Company has 10,000,000 shares of preferred stock authorized. At present, the Company has designated 1,100 Shares of its preferred stock as Series A Preferred Stock. The Series A Preferred Stock, with respect to rights on liquidation, dissolution or winding up of the affairs of the Company, ranks prior to the common stock. Specifically, in the event of a liquidation of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior to the distribution of assets of the Corporation to the holders of the common stock, an amount of cash per share equal to $1,000.00 per share of Series A Preferred Stock. The Series A Preferred Stock also carries voting rights, with each share of Series A Preferred Stock entitled to 10,000 votes. Finally, the Series A Preferred Stock is convertible into shares of the common stock on the basis of one share of preferred stock for 10,000 shares of common stock. The preferred stock is convertible into common stock at the earlier of two events; the selling of all Shares in this Offering or 18 months from the date of this Prospectus.

         In addition to the Series A Preferred Stock, the board of directors is empowered, without shareholder approval, to issue additional series of preferred stock with such designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

         OPTIONS AND WARRANTS TO PURCHASE SECURITIES The Company does not have at the date of this Prospectus any outstanding options or warrants to purchase common stock.

         DEBT SECURITIES. The Company does not have any authorized debt securities. However, in January, 1999, the Company borrowed $11,000 from various individuals to pay expenses of the Company while this offering is completed. The agreements by which the Company borrowed these funds and may borrow in the future provide that the persons who loaned the money have the right to convert the amounts due to them into preferred stock of the Company on the basis of 2 shares of preferred stock for each $1,000 loaned. If the lenders decide to convert their debt into preferred stock and then decide to convert their preferred stock into common stock, the Company may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements. In the alternative, the Company may take part of the proceeds of the offering to pay these debts.

         DIVIDEND POLICY. To date, the Company has not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

         TRANSFER AGENT AND REGISTRAR. The Company intends to use Signature Stock Transfer, Inc., in Dallas, Texas as its transfer agent for the common stock.

                            DISCLOSURE OF COMMISSION
                        POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Article Eleven of the Articles of Incorporation of the Company provides that the Company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the Company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Texas law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

         HISTORY OF THE COMPANY. CyberGuide Online, Inc. (the "Company") is a recently organized Texas corporation, incorporated under the laws of the State of Texas in November of 1998. The Company is in the business of developing and producing Internet advertisements for the Dallas Metroplex.

         OPERATIONS - BASIC DIRECTION. CyberGuide Online is hoping to be Dallas, Texas' most comprehensive and easy to use "Yellow Pages" on the Internet. The Company's management started developing the CyberGuide in mid 1996 and worked through 1997 to get it ready for its launch in January of 1998. Since that time, CyberGuide has received indications of interest from various businesses to advertise their business to the Dallas Metroplex. With expanded resources in the marketing, selling, and advertising departments, the Company hopes to grow its customer base rapidly.

         Currently, CyberGuide Online is operated by four principals. These four principals consist of a Sales and Marketing Director, Web Master, Certified Public Accountant, and an Attorney. CyberGuide wants to hire a larger sales staff and increase its marketing capabilities.

         CyberGuide Online was designed as an Internet site with listings and categories for the city of Dallas and all of its surrounding suburbs, ie. the "CyberGuide ". The CyberGuide is like having the Yellow Pages at your fingertips. Other companies buy extensive lists of businesses and add them to their listings. The only businesses listed on the CyberGuide will be companies that have bought advertising space and/or spoken with one of CyberGuide's sales representatives. Every potential customer that spends about 30 minutes with one of CyberGuide's representatives will receive a free listing on the CyberGuide. The Company believes that this will build a customer base for the future. CyberGuide offers a "Web Site" and an "Information Site".

         CyberGuide believes its business to be unique in the Internet advertising market. Other companies build individual web pages for businesses and link them to their site. These other companies typically charge more than CyberGuide for creation and storage fees and also typically charge $250 to $1000 per month for banner sales. These companies generally are not currently advertising in the forms of media that CyberGuide plans to enter. CyberGuide believes that CyberGuide's only competitor will probably be the local yellow pages. There are 16 surrounding cities in the Dallas Metroplex. Residents of these cities do not usually obtain, manage, and store over 16 phone books. CyberGuide will be right at their fingertips.

         CyberGuide wants to be the first company of its kind to do a mass media advertising in the Dallas Metroplex for services similar to those offered by CyberGuide. CyberGuide hopes that this campaign will give CyberGuide the competitive edge over its competition, including the "Yellow Pages". If CyberGuide is successful enough to start its free Internet Service Provider, CyberGuide hopes to be unmatched in the Dallas Metroplex.

         In summary, there are currently millions of web sites on the Internet. It is projected that by the year 2000 there will be at least 500 million people actively using the Internet. The U.S. Government has stated that the Internet is the largest growing commerce that this nation has ever seen. The Internet is the largest form of communication since the invention of the telephone. Advertising on the Internet should be the way of the future, with the future upon us. Businesses that are not on the Internet by the year 2000 will be likely be left behind.

         BACKGROUND ON THE INTERNET INDUSTRY. The Internet's brief and meteoritic existence provides little historic performance data. From a few hundred thousand users seeking information, entertainment and commerce in the early 1990's, the Internet community has grown into the millions in 1998. Entrepreneurs and Fortune 500 companies are now racing forward to be a part of what many believe will be part of the premier media market of the next millennium. Only a few short years ago, Internet companies were struggling to carve out revenue and many Internet sites offered free information posted by various entities with links to related and unrelated sites. Now, as reported by Advertising Age, billions of dollars in revenue are generated from advertising, Website development and retailing.

         Major electronic manufacturers have products and/or are developing integrated Internet products for next generation home systems and mobile systems. Future delivery of the Internet is slated to arrive via increased cable usage and/or satellite to multi-purpose home entertainment systems that will function as Internet links, computers, radios and TV sets. Cellular phones currently can connect to the Internet as well as automobile radios. There appears to be little or no limit to the ways and means one can and will be able to access the "Net".

         TRENDS IN AD REVENUES. Currently, as reported by Advertising Age, the most lucrative Internet advertising comes from banner advertising. Banner advertisers pay for "hits" or "impressions" based on the number of user exposures to their ads. National brands in every industry are now using the Internet as part of an integrated approach to marketing. Although difficult to exactly quantify, it is estimated that national Internet ad revenues reach into the millions of dollars. According to Advertising Age, local and regional web sites offer similar opportunities to local and regional advertisers.

         The Internet has become a global market place for commercial and consumer goods from banking to soft goods. Entrepreneurs and national brands are also enjoying phenomenal growth through "catalog", retail sales on the Internet. The Internet user can access VAR (Value Added Retailer) and factory direct products over secure sites using most types of credit cards and generally save time and money in the process.

         COMPETITION. Competition within the Internet community will be fierce. Internet "audiences" will continue to be exposed to newspaper, TV, radio, direct mail, etc. The advantages of the Internet lie in the totality of content and the ability to deliver messages in audio and visual media twenty-four hours a day, seven days a week. Furthermore, studies by Arbitron have indicated that the Internet is the media of choice for the 24 to 35 age group with increasing numbers of users in the affluent 35 to 55 age group.

         REGULATION. The Internet is under no enforceable broadcast or entertainment content regulation at this time. Although the U.S. Government may prevail in regulating some functions of U.S. based web sites and portals, there is good reason to believe it will be many years before regulation will be pervasive or effective.

         SUMMARY OF INDUSTRY ATTRACTIVENESS. The Company believes the Internet industry will prevail as the media of choice for the aforementioned demographic groups in the foreseeable future. The ability to access users should offer the opportunity for increased revenues in advertising.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         If the Company is successful in selling all of the shares offered hereby, the Company believes the $510,000 generated thereby will be sufficient to maintain the Company's operations for at least 12 months after completion of the offering. To allow the Company to continue in business until the completion of this offering, in January, 1999, the Company borrowed $11,000 from various individuals.

         CyberGuide's basic financing plan involves CyberGuide obtaining listings of various businesses in the city of Dallas and all of its surrounding suburbs. The only businesses listed on the CyberGuide are companies that have bought advertising space and/or spoken with one of CyberGuide's sales representatives. CyberGuide offers a "Web Site" and an "Information Site".

         An Information Site is basically the same thing as a full page advertisement in the Yellow Pages that is easy to access. However one major difference from the Yellow Pages is the cost. A full page advertisement in the local yellow pages may cost up to $5,000 per month, depending upon the size of the advertisement. Initially, CyberGuide will charge $50 per month for an Information Site. Unlike the local yellow page advertisements, CyberGuide will offer its customers e-mail capabilities and site counters to show how many people have accessed their site. Information Sites are much more informative and, of course, can have multiple colors and be animated. Web Sites are familiar and worldwide; everyone in today's world should know what a Website is.

         CyberGuide is offering these packages for a small setup fee and a monthly fee of $50 for the first 1,000 customers. Upon reaching 1,000 customers, CyberGuide's prices will likely increase to $100 monthly. CyberGuide anticipates using the monthly fees from CyberGuide's advertisers to advertise the CyberGuide on all forms of media in and around the Dallas Metroplex.

         CyberGuide wants to advertise on TV, radio, billboards, and buses. CyberGuide believes these forums will bring customers to CyberGuide's advertisements. The clients' sites will be partially updated monthly and fully updated quarterly.

         If CyberGuide is successful in reaching 1,000 advertisers, CyberGuide anticipates then launching an Internet Service Provider ("ISP") to the Dallas Metroplex. CyberGuide currently anticipates that this will be offered initially to 40,000 users in 5,000 user blocks. There will be a one time setup fee of $99 and offered free thereafter. To substitute for the free monthly services, CyberGuide anticipates that there will be Dallas Business Banner Advertisements at the top or bottom of the browser, 24 hours daily. CyberGuide feels that this will insure CyberGuide's advertisers a captured audience of approximately 40,000 consumers in the Dallas area.

         CyberGuide hopes to have a total of 16,000 customers listed on the CyberGuide over a ten year period. CyberGuide currently anticipates that the first 1,000 will pay $50 per month and the other 15,000 will pay $100 per month. If achieved, these numbers of customers could add averaged revenues of $1,550,000 per month over the ten year projected period.

         CyberGuide has been working with local television and radio stations for sponsorship campaigns. Currently, CyberGuide is attempting to come to terms with a local radio station called "The Eagle 97.1". CyberGuide have also been in contact with a company call Net Talk Live. Although these contacts are interested in working out sponsorship for CyberGuide, CyberGuide needs initial advertising campaigns of CyberGuide's own to make the business more attractive for larger sponsors.

         There are currently over 8 million consumers in the Dallas Metroplex and the population is still growing. Currently, there are 16 cities in and around the Dallas Metroplex proposed to be listed on the CyberGuide. Each city averages at least 2,000 businesses. CyberGuide currently anticipates all 16 cities will have their own business section, with a business banner at the top of every city. This city banner advertisement will cost $100 per month for each city, thus potentially adding revenues of $1,600 per month. Each city has 26 alphabetical listing categories, with each category having at least 25 sub-categories of business types. One business per category will be offered a banner at the top of their respective category for an additional $50 per month. If achieved, this could add revenues of up to $520,000 per month (16 cities x 26 alphabetical listings x 25 sub-categories x $50/month).

         Currently, CyberGuide, and all of its projections, are based solely on the Dallas Metroplex. In the future, CyberGuide wants to market the Fort Worth and Houston, Texas areas. The Houston area population is triple Dallas'. If successful in Dallas, Fort Worth and Houston, CyberGuide may then move into markets in other regions of the country.

         OPERATIONS - FIRST PHASE. The first phase of the Company's plan will emphasize CyberGuide's business information sites and web sites. These sites will be sold to business' throughout the Dallas Metroplex. The first 1,000 businesses will pay a $50 setup fee for their advertisements. All of the other businesses will be charged a setup fee of $100. CyberGuide anticipates using these setup fees to advertise the online guide on all forms of media to the Dallas Metroplex.

         There are sixteen cities already listed on the CyberGuide. Each city has business categories filtered throughout the guide from A to Z (ie. Accounting, Automotive, Appliances etc.). There are currently over 2000 businesses in each city. CyberGuide plans to market the guide to all of these businesses.

         OPERATIONS - SECOND PHASE. In the second phase of the Company's plan, the Company anticipates developing and selling the City Banners and the City Category Banners. There are sixteen cities listed on the CyberGuide, and each city will have its own City Banner. One business will be able to place an advertisement at the top of their respective city page. This City Banner will cost $100 per month. If achieved, this could add $1,600 of monthly revenue to the Company.

         All sixteen cities have business categories from A to Z (ie. Accounting, Automotive, Appliances etc.). Each business category will have its own banner. Each city has 26 alphabetical listing categories. Each category will have at least 25 sub-categories of business types. One business per category will be offered a banner at the top of their respective category for an additional $50 per month. If achieved, this could add revenues to the Company of up to $520,000 per month.

                                  [FLOW CHART]




                                     DALLAS


                                   16 CITIES
                          Around the Dallas Metroplex

                                  CITY BANNERS
                                $100 per City =
                             $1600 monthly revenue


                             CITY CATEGORY BANNERS
            16 cities x 26 letters x 25 categories x $50 per month =
                            $520,000 monthly revenue

         OPERATIONS - THIRD PHASE. In the Third Phase of the Company's plan, the Company hopes to start its own Internet Service Provider (ISP). If CyberGuide reaches 1000 advertisers, CyberGuide hopes to then launch an Internet Service Provider in the Dallas Metroplex that only charges a one time setup fee of $99 and offered free thereafter. Initially, this is anticipated to be offered to 40,000 users in 5,000 user blocks. Most ISP charge anywhere from $10 to $30 per month. To substitute for the free services, there will be Dallas Business Banner Advertisements at the top or bottom of the browser 24 hours daily. CyberGuide feels that this will insure CyberGuide's advertisers a captured audience of perhaps as many as 40,000 consumers in the Dallas area, thus potentially generating significant revenues to the Company.

         EXPANSION PLANS TO OTHER CITIES. The Company hopes to establish its basic market strategy in the Dallas/Ft. Worth Metroplex area. Assuming that the Company's efforts are successful, the Company then plans to expand its realm of operations by introducing a similar market into the Houston, Texas and the Los Angeles, California areas. If the Company's efforts in Dallas, Houston and Los Angeles are successful and the Company thinks the same to be prudent at the time, the Company could expand its operations to even more cities, perhaps even worldwide.

         SUBSTITUTION. The Company may substitute other services if further experience or further investigation indicates that they will be more suitable for the accomplishment of the goal of the Company of developing maximum production for the least possible expenditure and the lowest possible risk.

         PROJECTION DISCLAIMER. This Prospectus contains several forward looking statements or projections. These projections have been prepared by CyberGuide and are subject to fluctuation due to numerous factors. While CyberGuide thinks these projections are valid and that the bases on which such projections have been prepared are reasonable, each person reviewing the same should note that because the projections have been prepared by CyberGuide and have not been verified by an independent source, undue certainty to these projections should not be given. In addition, given the inherently speculative nature of projections, there can be no guarantee that any of the projections contained in the Prospectus will prove to be accurate. Investors should note that, especially given the "start up" nature of the Company, it is probably not meaningful to look at any projections for the Company for periods in the distant future.

                             DESCRIPTION OF PROPERTY

         The Company is newly organized and has only conducted organizational activities. At the present time the Company has only one computer and one website and plans to purchase additional computer equipment at the close of this offering.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         The Company is newly organized and this is the Company's initial public offering so there is currently no public trading market for the Company's common stock. The Company hopes to have the Company's common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have the Company's common stock quoted on the bulletin board, the Company will be required to be a "reporting company", a step the Company will attempt to accomplish after the effective date of this registration statement.

         None of the Company's common stock is subject to outstanding options to purchase. The Company has not agreed to register any stock of the Company for anyone nor does the Company presently have in effect employee stock options or benefit plan that would involve the issuing of additional shares of the common stock of the Company.

         The existing shareholders of the Company collectively own 1,050 shares of the preferred stock of the Company which is convertible on the basis of 10,000 shares of common stock for each share of preferred stock for a total amount of common stock of 10,500,000 shares. All of this stock is "founder's stock" and was issued without registration under the Securities Act. Because the stock owned is not registered, it is "restricted stock" within the meaning of Rule 144 under the Securities Act and may only be sold in accordance with the various rules and regulations of Rule 144. Specifically, after the shareholders have held their stock for a period of at least one year, they could begin to sell part of their stock. Generally speaking, the amount of stock that each of the shareholders could sell could not exceed one percent (1%) of the outstanding common stock of the Company during any ninety (90) day period. If the maximum number of shares are sold under this offering, and assuming the conversion of all of the preferred stock into common stock, the total number of shares of common stock outstanding after the offering and conversion will be 20,700,000 shares. As a result, each of the shareholders could sell up to 207,000 shares during any ninety (90) day period. Although the shareholders do not have any present intention to sell any of their shares, the sale of a large block of the Company's common stock could depress the per share price of the Company's common stock.

         Rule 144 is conditioned upon the Company making public certain information concerning the Company. Although the Company does not currently make information publically available that would allow the Company to use Rule 144, the Company anticipates making such information available so shareholders could sell the amount set forth in Rule 144.

         The Company has never paid dividends and does not expect to declare any in the foreseeable future. Instead, the Company expects to retain all earnings for growth of the Company. Although the Company has no specific limitations on its ability to pay dividends, the corporate law of Texas, the State under which the Company is organized, limits the ability to pay dividends to those instances in which the Company has earnings and profits. If the Company is unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Texas, no dividends will be made, even if the Board of Directors of the Company otherwise wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

                             EXECUTIVE COMPENSATION

         The Company's directors do not currently receive any compensation for serving as a director of the Company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of the Company's officers. However, the Company expects to adopt a plan of reasonable compensation to its officers and employees when and if the Company becomes operational and profitable.

         The Company does not presently have a stock option plan but intends to develop an incentive-based stock option plan for its officers and directors in the future.

FINANCIAL STATEMENTS

         The following are the financial statements of the Company, with independent auditor's report, for the period ending December 31, 1999.

                            CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                               TABLE OF CONTENTS

===============================================================================




Independent Auditors' Report                                                F-2

Financial Statements as of and for the period November 19, 1998
  (date of incorporation) to December 31, 1998:

  Balance Sheet                                                             F-3

  Statement of Operations                                                   F-4

  Statement of Stockholders' Equity                                         F-5

  Statement of Cash Flows                                                   F-6

  Notes to Financial Statements                                             F-7




===============================================================================

[Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of CyberGuide Online, Inc:

We have audited the accompanying balance sheet of CyberGuide Online, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period November 19, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period November 19, 1998 (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beard Nertney Kingery Crouse & Hohl P.A.

March 1, 1999

                            CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                     BALANCE SHEET AS OF DECEMBER 31, 1998

===============================================================================

ASSETS

Computer equipment (net of  accumulated
   depreciation of $38)                                            $    1,462
                                                                   ----------

TOTAL                                                              $    1,462
                                                                   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - $.01 par value - 10,000,000
      shares authorized; 1,050 shares issued and outstanding
      with a liquidation value of $ 1,050,000                      $       10
    Common stock - $.001 par value - 100,000,000 shares
      authorized; zero shares issued and outstanding                        0
    Additional paid-in capital                                          1,490
    Deficit accumulated during the development stage                      (38)
                                                                   ----------

         Total stockholders' equity                                     1,462
                                                                   ----------

TOTAL                                                              $    1,462
                                                                   ==========



===============================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                            CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998

===============================================================================

EXPENSES -
   Depreciation                                                   $        38
                                                                  -----------

NET LOSS                                                          $        38
                                                                  ===========

NET LOSS PER SHARE:
Basic                                                             $         0
                                                                  ===========
Weighted average number of shares - basic                                   0
                                                                  ===========

Diluted                                                           $         0
                                                                  ===========
Weighted average number of shares - diluted                        10,500,000
                                                                  ===========




===============================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                            CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS'EQUITY
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998

===============================================================================


                                                                                             Deficit
                                                                                            Accumulated
                                                                                Additional   During the
                                 Preferred    Stock        Common Stock          Paid-in    Development
                                 Shares       Value      Shares       Value      Capital       Stage       Total
                                 ---------    -----      ------       -----     ----------  ------------   -----
Balances, November 20, 1998
 (date of incorporation)              0      $     0            0     $     0     $     0     $     0      $     0

Issuance of Class A
 preferred stock                  1,050           10            0           0       1,490           0        1,500

Net loss for the period,
 November 20, 1998
 (date of incorporation)
 to December 31, 1998                                                                             (38)         (38)
                                -------      -------      -------     -------     -------     -------      -------

Balances, December 31,
 1998                             1,050      $    10            0     $     0     $ 1,490     $   (38)     $ 1,462
                                =======      =======      =======     =======     =======     =======      =======


===============================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                            CYBERGUIDE ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
            FOR THE PERIOD NOVEMBER 19, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998


===============================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $       (38)
  Adjustment to reconcile net loss to net cash used in
   operating activities - depreciation                                     38
                                                                  -----------

NET CASH USED IN OPERATING ACTIVITIES                                       0

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                              0
                                                                  -----------
                                                                  $         0
CASH AND CASH EQUIVALENTS, END OF PERIOD                          ===========

      Interest paid                                               $         0
                                                                  ===========
      Taxes paid                                                  $         0
                                                                  ===========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES:

During the period ended November 19, 1998 (date of incorporation) to December
 31, 1998, assets and stockholders' equity increased by $1,500 when a computer was contributed to the Company.




===============================================================================

SEE NOTES TO FINANCIAL STATEMENTS

                            CYBERGUIDE ONLINE, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

===============================================================================


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

CyberGuide Online, Inc. (the "Company") was incorporated under the laws of the state of Texas on November 19, 1998. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to operate a yellow pages advertising business on the Internet. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note G) and the issuance of debt, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

A shareholder contributed a computer valued at $1,500 to the Company in consideration for preferred shares.

NOTE D - INCOME TAXES

During the period November 19, 1998 (date of incorporation) to December 31, 1998, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE E - CONVERTIBLE PREFERRED STOCK

The Company has issued 1,050 shares of preferred stock designated as Class A to certain directors and officers. Each of the preferred shares contain the following rights and preferences: (1) entitlement to dividends as may be declared by the Board of Directors in preference and priority to any dividends on any other class of capital stock, (2) voting rights equal to 10,000 shares of common stock, (3) liquidation preference equal to $1,000 per share and (4) convertible into 10,000 common shares upon the earlier of May 1, 2000 or the Company completing an offering of common stock by raising $500,000. The conversion rates described above are subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares.

With respect to liquidation, preferred shareholders have certain specific rights of preference over the common shareholders prior to any distribution of assets or funds to common shareholders.

NOTE F - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the conversion of Class A preferred stock, are included in diluted net loss per share to the extent such shares are dilutive. The following table sets forth the computation of basic and diluted net loss per share:

Numerator
  Net loss available to common stockholders                 $         38
                                                            ============

Denominator
  Weighted average shares                                              0
                                                            ------------
  Denominator for basic calculation                                    0
                                                            ============

  Weighted average effect of dilutive securities:
   Class A Preferred Stock                                    10,500,000
                                                            ============
  Denominator for diluted calculation                         10,500,000
                                                            ============

Net loss per share:
  Basic                                                     $       0.00
                                                            ============
  Diluted                                                   $       0.00
                                                            ============


NOTE G - PROPOSED COMMON STOCK OFFERING

During the first calendar quarter of 1999, the Company intends to file a registration statement for the sale of up to 10,200,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.

NOTE H - SUBSEQUENT EVENT

In January, 1999, the Company borrowed $4,000 from certain individuals. The agreements by which the Company borrowed these funds provide that the note holders may convert the amounts due to them into the Company's preferred stock on the basis of two shares of preferred stock for each $1,000 loaned. Each of these preferred shares may be convertible into 10,000 shares of the Company's common stock. In addition, the Company may borrow additional funds having similar terms to fund certain costs of the offering.


===============================================================================

Date Filed: March_____________, 1999                   SEC File No._____________







                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                    ---------------------------------------



                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933



                    ---------------------------------------



                             CYBERGUIDE ONLINE, INC.



(Consecutively numbered pages______through_______of this Registration Statement)

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Eleven of the Articles of Incorporation of the Company provides that the Company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the Company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Texas law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimate by the Company of the expenses of the offering:


TYPE OF EXPENSE           AMOUNT
---------------           ------
Accounting Fees         $10,000.00

Filing Fees             $ 1,000.00

Attorneys Fees          $35,000.00

Transfer Agent Fees     $ 1,000.00

Printing Costs          $ 2,000.00

TOTAL                   $49,000.00


                    RECENT SALES OF UNREGISTERED SECURITIES

         On or about November 20, 1998, the Company was incorporated under the laws of the State of Texas. Effective as of November 21, 1998, the Company issued a total of 1,050 shares of its preferred stock to the four founders of the Company, James. B. Tucker, Paul C. Velte, IV, Jim Lawrenz, and Kenneth Wages. The federal exemption the Company relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to the Company because the Company did not solicit any investment in the Company and instead simply issued shares to its four founders, Messrs Tucker, Velte, Lawrenz and Wages. In addition, given Messrs Tucker, Velte, Lawrenz and Wages' involvement in the establishment of the Company, they each had access to such information as they deemed necessary to fully evaluate an investment in the Company. In addition, the issuance of the shares of stock to Messrs Tucker, Velte, Lawrenz and Wages was exempt under the laws of the State of Texas, the State in which all persons resided at the time of the commencement of the Company, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I.
(a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

         The actual consideration paid for the shares issued to Messrs Tucker, Velte, Lawrenz and Wages was each of their interest in a computer, being the Company's sole asset. Because of the extremely limited nature of the transaction by which the shares were issued to Messrs Tucker, Velte, Lawrenz and Wages, no underwriters were used.

                                    EXHIBITS

         Attached to this registration are the exhibits required by Item 601 of Regulation S-B.


                                  UNDERTAKINGS

         The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Texas law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on March 3, 1999.

(Registrant)                  CyberGuide Online, Inc.

By (Signature and Title):     /s/ JAMES B. TUCKER
                              --------------------------------
                              James B. Tucker, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature)       /s/ JAMES B. TUCKER
                  ----------------------------
                  James B. Tucker

(Title)           President

(Date)            March 3, 1999




(Signature)       /s/ JAMES W. TUCKER
                  ----------------------------
                  James W. Tucker

(Title)           Chairman of the Board of Directors

(Date)            March 3, 1999

                                INDEX TO EXHIBITS

SEC REFERENCE           TITLE OF DOCUMENT                              LOCATION
    NUMBER
      3                 Charter and Bylaws                             This Filing
                                                                       Page_____

      5                 Opinion and consent of Hoge,                   This Filing
                        Evans, Holmes, Carter & Ledbetter,             Page_____
                        PLLC, Attorneys and Counselors at
                        Law

     10                 Loan Agreements                                This Filing
                                                                       Page_____

     23.1               Consent of Beard, Nertney,                     This Filing
                        Kingery, Crouse & Hohl, P.A.                   Page_____

     23.2               Consent of Hoge, Evans, Holmes,                This Filing
                        Carter & Ledbetter, PLLC, (See                 Page_____
                        Exhibit 5)